Exhibit 5.1


                                  June 10, 1998




Board of Directors
Hagler Bailly, Inc.
1530 Wilson Boulevard
Arlington, Virginia 22208-2406


Dear Sirs:

                  This firm has acted as counsel to Hagler Bailly, Inc., a Delaware corporation (the "Company"), in connection with its registration, pursuant to a registration statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on or about the date hereof (the "Registration Statement"), of 2,573,679 shares (the "Shares") of common stock, $.01 par value per share, of the Company (the "Common Stock"), issuable upon the award of shares of Common Stock conditioned upon the attainment of specified performance goals or other factors ("Restricted Stock") or upon the exercise of options granted or to be granted pursuant to the Company's Employee Incentive and Non-Qualified Stock Option and Restricted Stock Plan (the "Plan"). This letter is furnished to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss.229.601(b)(5), in connection with such registration.

For purposes of this opinion letter, we have examined copies of the following documents.

                  1.       An executed copy of the Registration Statement.

                  2. The Amended and Restated Certificate of Incorporation of the Company as certified by the Secretary of State of the State of Delaware on June 8, 1998, and as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

                  3. The Bylaws of the Company, as amended, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect (the "Bylaws").

                  4. A copy of the Plan as adopted by the Board of Directors of the Company and the stockholders of the Company, and as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

                  5. Resolutions of the Board of Directors of the Company adopted at meetings held on December 11, 1996, January 17, 1997 and March 11, 1997 and by unanimous written consent on May 17, 1995, December 31, 1996 and January 27, 1998, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to, among other things, the approval of the Plan and amendments thereto and the filing of the Registration Statement.

                  6. Resolutions of the stockholders of the Company adopted at meetings on April 26, 1996 and March 11, 1997, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to, among other things, the approval of the Plan and amendments thereto.

                  We have not, except as specifically identified above, made any independent review or investigation of factual or other matters, including the organization, existence, good standing, assets, business or affairs of the Company, or its subsidiaries or of any other matters. In our examination of the aforesaid certificates, records and documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the authenticity and conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We have assumed the authenticity and accuracy of the foregoing certifications of corporate officers, on which we are relying, and have made no independent investigations thereof.

                  We have not, except as specifically identified herein, been retained or engaged to perform, nor have we performed, any independent review or investigation of any statutes, ordinances, laws, regulations, agreements, contracts, instruments, or corporate records to which the Company or any of its property may be a party or may be subject. This opinion letter is given in the context of the foregoing.

                  This opinion letter is based as of matters of law solely on the applicable provisions of Delaware law, and we express no opinion as to any other laws, statutes, rules, regulations or ordinances, including without limitation any federal or state tax or securities laws or regulations. We note hat our firm only requires lawyers to be qualified to practice law in the District of Columbia, Virginia, or Maryland.

                  Based upon, subject to, and limited by the foregoing, we are of the opinion that the Shares, when issues and delivered in the manner and on the terms contemplated in the Registration Statement and the Plan (with the Company having received the consideration therefor, the form of which is in accordance with applicable law), will be validly issued, fully paid and non-assessable.

                  We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this letter, and should not be quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. Nothing herein shall be construed to cause us to be considered "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended, or the rules thereunder.

                                                     Very truly yours,

                                                     /s/ HOGAN & HARTSON L.L.P.

                                                      HOGAN & HARTSON L.L.P.